UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020 (April 11, 2020)

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S employer Identification No.)

2025 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

(408) 376-7008

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market
6.00% Notes due 2056	EBAYL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jamie Iannone

On April 11, 2020, the Board of Directors (the “Board”) of eBay Inc. (“eBay”) appointed Jamie Iannone as President and Chief Executive Officer of eBay, effective April 27, 2020 (the “Effective Date”). Mr. Iannone was also appointed as a member of the Board, effective as of the Effective Date. The appointment of Mr. Iannone to the Board will not result in an increase in the number of directors standing for election at eBay’s 2020 Annual Meeting of Shareholders. Mr. Iannone succeeds Interim Chief Executive Officer Scott Schenkel, who will assume the role of Senior Advisor for a transition period commencing on the Effective Date. A copy of the press release announcing Mr. Iannone’s appointment is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Mr. Iannone, age 47, most recently served as Chief Operating Officer of Walmart eCommerce. Mr. Iannone joined Sam’s Club in 2014 and was CEO of SamsClub.com and Executive Vice President of membership and technology. Before coming to Walmart Inc., Mr. Iannone was Executive Vice President of Digital Products at Barnes & Noble, Inc. He also spent nearly eight years at eBay as a Vice President and in other leadership roles. He previously worked at Epinions.com and Booz Allen Hamilton. Mr. Iannone previously served on the Board of Directors of The Children’s Place. He earned a Bachelor of Science in operations research, engineering and management systems from Princeton University and a Master of Business Administration from the Stanford Graduate School of Business.

Offer Letter with Mr. Iannone

eBay has entered into an offer letter with Mr. Iannone (the “Iannone Offer Letter”) providing for an annual compensation package consisting of a base salary of $1,000,000, a target bonus opportunity of 200% of base salary (with a minimum bonus payment of $1.5 million for 2020), and eligibility for annual equity awards beginning in 2021 (which, for 2021, will have a grant date value of $12,000,000 and be in the form of 40% restricted stock units (“RSUs”) and 60% performance-based restricted stock units (“PBRSUs”)).

Pursuant to the Iannone Offer Letter, Mr. Iannone will receive the following new hire equity awards: (1) an award of performance stock units (“TSR PSUs”) valued at $4,500,000 (assuming achievement of the applicable performance goals at the target level), 50% of which may be earned over a two-year performance period and 50% of which may be earned over a three-year performance period, in each case, based on performance goals relating to eBay’s total shareholder return relative to that of the S&P 500 index and Mr. Iannone’s continued employment through the end of each performance period, (2) an award of PBRSUs valued at $7,200,000 under the 2020-2021 PBRSU cycle (the “New Hire PBRSU Award”), for which earned shares will vest in March 2023 subject to Mr. Iannone’s continued employment, (3) an award of RSUs valued at $4,800,000 (“RSU Award No. 1”) vesting over four years, 25% on the first anniversary of the date of grant and an additional 1/16th of the shares originally subject to the award vesting each three month period thereafter, subject to Mr. Iannone’s continued employment, and (4) an award of RSUs valued at $6,500,000 vesting over two years, 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant, subject to Mr. Iannone’s continued employment.

The Iannone Offer Letter also provides for a 2020 equity transition/buyout payment of $3,500,000, to be paid within three pay periods after Effective Date, subject to repayment upon Mr. Iannone’s termination of employment for cause or resignation other than for good reason within one year after the Effective Date, and a 2021 equity transition/bonus payment of $1,500,000 to be paid on or around the first anniversary of the Effective Date, subject to repayment upon Mr. Iannone’s termination of employment for cause or resignation without good reason prior to the second anniversary of the Effective Date, less 1/24th for every full month of active employment following the Effective Date.

Under the terms of the Iannone Offer Letter, for purposes of Mr. Iannone’s participation in eBay’s SVP and Above Standard Severance Plan, (1) Mr. Iannone’s resignation for good reason will be treated as a severance-qualifying termination and (2) if Mr. Iannone’s severance-qualifying termination occurs within two years following his start date, then his PBRSUs and TSR PSUs that vest under the terms of such plan will be deemed earned at target and the New Hire PBRSU Award and RSU Award No. 1 will vest in full.

The Iannone Offer Letter provides that Mr. Iannone will be subject to the eBay Stock Ownership Guidelines, with a required level of ownership of six times base salary.

Amended and Restated Severance Plans

In connection with Mr. Iannone’s appointment, the Board approved the amendment and restatement of eBay’s SVP and Above Standard Severance Plan (the “A&R Severance Plan”) and eBay’s Change in Control Severance Plan (the “A&R CIC Severance Plan”), in each case, to add the Chief Executive Officer as a participant. Under the terms of the A&R Severance Plan, upon the Chief Executive Officer’s termination of employment by eBay without cause, other than during the 90 days prior to, or 24 months following, a change in control of eBay, the Chief Executive Officer will be entitled to receive: (1) cash severance equal to two times base salary plus target bonus, (2) a prorated target bonus for the year of termination based on actual performance, (3) 12 months of additional equity award vesting, and (4) a cash payment equivalent to 24 months of COBRA premiums. Under the terms of the A&R CIC Severance Plan, upon the Chief Executive Officer’s termination of employment by eBay without cause or by the Chief Executive Officer for good reason, in each case, during the 90 days prior to, or 24 months following, a change in control of eBay, the Chief Executive Officer would be entitled to receive the same benefits set forth in the preceding sentence, except that the prorated target bonus will be calculated based on target performance and all unvested equity awards would vest in full.

Transition Letter with Mr. Schenkel

eBay has also entered into a transition letter agreement with Scott Schenkel, providing for continued payment of his current compensation, including the monthly performance bonus of $125,000, during a transition period which is expected to end on June 19, 2020, subject to earlier termination or extension through September 30, 2020, in each case, by mutual agreement of eBay and Mr. Schenkel. Upon conclusion of the transition period, Mr. Schenkel’s employment will terminate and he will receive the severance benefits contractually required pursuant to his 2014 offer letter with eBay, subject to his execution of a separation and release agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release dated April 13, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: April 13, 2020	/s/ Andrew Cring
	Name:	Andrew Cring
	Title:	Interim Chief Financial Officer